                                                                   EXHIBIT 10.19







                          AGREEMENT AND PLAN OF MERGER
                           AMONG INFOCURE CORPORATION,
                          R I ACQUISITION CORPORATION,
                                  ROVAK, INC.,
                       AND THE SHAREHOLDERS OF ROVAK, INC.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----


SECTION I.
              DEFINITIONS........................................................................................ 2
                  1.1      CERTAIN DEFINITIONS................................................................... 2

SECTION II.
              SALE AND TRANSFER OF COMPANY SHARES; CLOSING....................................................... 4
                  2.1      CONSTITUENT CORPORATIONS...............................................................4
                  2.2      EFFECTIVE DATE.........................................................................4
                  2.3      MERGER OF COMPANY INTO RIA.............................................................4
                  2.4      ADDITIONAL DOCUMENTS...................................................................5
                  2.5      AMENDMENT OF ARTICLES OF INCORPORATION.................................................5
                  2.6      BYLAWS.................................................................................5
                  2.7      DIRECTORS AND OFFICERS.................................................................5
                  2.8      CONVERSION OF SHARES OF THE COMPANY....................................................5
                  2.9      SHARES OF RIA AFTER THE EFFECTIVE DATE.................................................6
                  2.10     DISSENTERS RIGHTS......................................................................6
                  2.11     TREASURY SHARES OF COMPANY.............................................................6
                  2.12     RIGHTS OF SHAREHOLDERS AFTER EFFECTIVE DATE.  .........................................6
                  2.13     ADJUSTMENT AMOUNT.  ...................................................................6
                  2.14     ADJUSTMENT PROCEDURE...................................................................6
                  2.15     ESCROW.  ..............................................................................7
                  2.16     EARN OUT...............................................................................7
                  2.17     TAX COVENANTS..........................................................................8

SECTION III.
              REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS..................................................... 8
                  3.1      CORPORATE............................................................................. 8
                  3.2      FINANCIAL STATEMENTS.................................................................. 9
                  3.3      CUSTOMERS............................................................................. 9
                  3.4      ABSENCE OF CERTAIN FINANCE AND BUSINESS CHANGES...................................... 10
                  3.5      GUARANTIES/LIENS..................................................................... 10
                  3.6      NO UNDISCLOSED LIABILITIES........................................................... 10
                  3.7      ACCOUNTS RECEIVABLE.................................................................. 11
                  3.8      OWNERSHIP OF INTELLECTUAL PROPERTY................................................... 11
                  3.9      PROPERTY AND EQUIPMENT............................................................... 13
                  3.10     LICENSE AGREEMENTS................................................................... 13
                  3.11     CONSULTING AND DEVELOPMENT AGREEMENTS................................................ 14
                  3.12     MAINTENANCE/COMMITMENTS.............................................................. 14

                  3.13     ALL INTANGIBLE ASSETS USED IN THE BUSINESS........................................... 14
                  3.14     EMPLOYEES/CONSULTANTS/DIRECTORS...................................................... 14
                  3.15     ASSUMED AGREEMENTS................................................................... 15
                  3.16     LITIGATION AND ADVERSE EVENTS........................................................ 16
                  3.17     COMPLIANCE WITH APPLICABLE LAW....................................................... 16
                  3.18     TAXES AND TAX RETURNS................................................................ 16
                  3.19     CONSENTS............................................................................. 16
                  3.20     BROKERS AND FINDERS.................................................................. 16
                  3.21     RELATED TRANSACTIONS................................................................. 16
                  3.22     NO UNTRUE STATEMENTS................................................................. 16

SECTION IV.
         REPRESENTATIONS AND WARRANTIES OF BUYER................................................................ 18
                  4.1      ORGANIZATION AND STANDING OF  INFOCURE AND RIA........................................18
                  4.2      AUTHORIZATION........................................................................ 18
                  4.3      CORPORATE............................................................................ 19
                  4.4      BROKERS AND FINDERS.................................................................. 19
                  4.5      NO UNTRUE STATEMENTS................................................................. 19

SECTION V.
         CONDITIONS TO THE OBLIGATIONS OF  INFOCURE AND RIA......................................................19
                  5.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE.......................................... 19
                  5.2      THIRD PARTY CONSENTS................................................................. 19
                  5.3      OPINION OF COUNSEL TO THE SHAREHOLDERS............................................... 19
                  5.4      UPDATE DISCLOSURE SCHEDULE........................................................... 19
                  5.5      PUBLIC OFFERING...................................................................... 20
                  5.6      ESCROW AGREEMENT.  .................................................................. 20
                  5.7      EMPLOYMENT AGREEMENT................................................................. 20
                  5.8      EMPLOYMENT AGREEMENT................................................................. 20
                  5.9      LEASE AGREEMENT...................................................................... 20
                  5.10     NO MATERIAL ADVERSE CHANGE........................................................... 20
                  5.11     TERMINATION OF CERTAIN AGREEMENTS.................................................... 20
                  5.12     S-4 REGISTRATION STATEMENT........................................................... 20

SECTION VI.
         CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS...................................................... 20
                  6.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE.......................................... 21
                  6.2      OPINION OF COUNSEL TO  INFOCURE.......................................................21
                  6.3      PUBLIC OFFERING...................................................................... 21
                  6.4      ESCROW AGREEMENT.  .................................................................. 21

SECTION VII.
         OTHER COVENANTS........................................................................................ 21


                  7.1      CONDUCT OF BUSINESS.................................................................. 21

SECTION VIII.
         CONFIDENTIALITY AND SECURITY........................................................................... 22
                  8.1      CONFIDENTIALITY...................................................................... 22

SECTION IX.
         INDEMNIFICATION........................................................................................ 25
                  9.1      INDEMNIFICATION BY THE SHAREHOLDERS.................................................. 25
                  9.2      INDEMNIFICATION BY  INFOCURE..........................................................26
                  9.3      REIMBURSEMENT........................................................................ 27
                  9.4      CLAIMS............................................................................... 27
                  9.5      RESOLUTION OF DISPUTES............................................................... 28

SECTION X.
         COVENANT NOT TO COMPETE................................................................................ 28

SECTION XI.
         TERMINATION AND ABANDONMENT............................................................................ 29
                  11.1     TERMINATION AND ABANDONMENT.......................................................... 29
                  11.2     RIGHTS AND OBLIGATIONS ON TERMINATION................................................ 30

SECTION XII.
         MISCELLANEOUS PROVISIONS............................................................................... 30
                  12.1     INVESTIGATIONS; SURVIVAL OF WARRANTIES............................................... 30
                  12.2     HEADINGS............................................................................. 30
                  12.3     FURTHER ASSURANCES................................................................... 30
                  12.4     FORCE MAJEURE........................................................................ 30
                  12.5     CUMULATIVE REMEDIES.................................................................. 31
                  12.6     ENTIRE AGREEMENT..................................................................... 31
                  12.7     SPECIFIC PERFORMANCE................................................................. 31
                  12.8     NOTICES.............................................................................. 31
                  12.9     NON-WAIVER OF DEFAULT................................................................ 31
                  12.10    PARTIAL INVALIDITY................................................................... 32
                  12.11    DUPLICATE ORIGINALS.................................................................. 32
                  12.12    ASSIGNMENT........................................................................... 32
                  12.13    FEES AND EXPENSES.................................................................... 32
                  12.14    GOVERNING LAW........................................................................ 32
                  12.15    COUNTERPARTS AND EXHIBITS............................................................ 32
                  12.16    PUBLICITY............................................................................ 32

                          AGREEMENT AND PLAN OF MERGER
                           AMONG INFOCURE CORPORATION,
                          R I ACQUISITION CORPORATION,
                                  ROVAK, INC.,
                       AND THE SHAREHOLDERS OF ROVAK, INC.


       THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of the 19TH DAY OF JUNE, 1997 BY AND AMONG INFOCURE CORPORATION, A DELAWARE CORPORATION ("INFOCURE"), R I ACQUISITION CORPORATION, A MINNESOTA CORPORATION ("RIA"), ROVAK, INC., A MINNESOTA CORPORATION ("COMPANY"), and the UNDERSIGNED SHAREHOLDERS ("Shareholders") of THE COMPANY.

       WHEREAS, THE PARTIES DESIRE THAT THE COMPANY MERGE ("MERGER") INTO RIA, A WHOLLY-OWNED SUBSIDIARY OF INFOCURE, on the terms set forth in this Agreement.

       NOW THEREFORE, in consideration of the mutual promises herein made and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION I.
                                   DEFINITIONS

       1.1    CERTAIN DEFINITIONS

              (a)    "Adjustment Amount" is defined in Section 2.5.

              (b) "Affiliate" means any person, corporation, or other business entity (i) which, whether directly or indirectly through one or more intermediaries, is controlled by the Shareholders (individually or as a group) or (ii) in which Shareholders (individually or as a group) own, directly or indirectly through one or more intermediaries, 5% or more of the voting power for the election of the governing board.

              (c) "Business" means the development, marketing and support of the Software as currently conducted by Company.

              (d)    "Closing" is defined in Section 2.3.

              (e) "Closing Date" means the date and time as of which the Closing actually takes place.

              (f) "Copyright" means all copyright ownership of the Software and Documentation.

              (g) "Development Software" means all software, object, source, and executable code licensed by Company as licensee which is used in the conduct of the development, maintenance, and support of the Software. A list of the Development Software is set forth in Section 1.1(g) of the Disclosure Schedule.

              (h) "Distributor Software" means all software, object, source, and executable code, sublicensed, sold, leased or distributed by Company as licensor or lessor which is not owned by Company. The term excludes Development Software. A list of the Distributor Software is set forth in Section 1.1(h) of the Disclosure Schedule.

              (i) "Distributorship Agreements" means all appointments of Company to sell or license Hardware or Distributor Software. A list of such appointments is set forth in Section 1.1(i) of the Disclosure Schedule.

              (j) "Documentation" means all technical manuals and notes, user manuals, and all other documents developed or in development relating to or used in the development, maintenance, support, enhancement and use of the Software, including pending improvements, fixes and enhancements regardless of the media upon which the Documentation exists, which is owned by Company.

              (k)    "Escrow Fund" is defined in Section 2.7.

              (l)    "Escrow Shares" are defined in Section 2.7.

              (m) "GAAP" means generally accepted United States accounting principles, consistently applied on an accrual basis.

              (n) "Hardware" means all computers, components, peripherals, and other equipment currently offered for sale by Company in the course of its business. Section 1.1(n) of the Disclosure Schedule lists all Hardware currently being sold by Company.

              (o) "Intellectual Property" means all patents, patent pending, copyrights, trade secrets, techniques, know-how, and other intangible assets and are legally protectable or recognized as forms of property, whether or not reduced to practice or a writing.

              (p) "License Agreements" means those agreements entered into by Company (or its predecessors) as licensor for the licensing of any Software, Distributor Software and/or Intellectual Property.

              (q) "Management of Company" means the current chief executive officer, the chief operating officer, and the chief financial officer of Company.

              (r) "Public Offering" means the first public offering of common stock of INFOCURE AT WHICH THE PRICE PER SHARE OF COMMON STOCK OF INFOCURE TO THE PUBLIC IS NOT LESS THAN $5.00 PER SHARE.

              (s    "PURCHASE PRICE DELIVERY DATE" IS DEFINED IN SECTION 2.8.

              (t) "Software" means all software, object, source and executable code, licensed, sold or leased by Company as licensor or lessor, and all fixes, updates, upgrades and enhancements heretofore developed or being developed as well as other software developed or being developed for marketing to dentists, dental practices, physicians, clinics, hospitals and medical groups which is owned by Company. A list of the Software is set forth in Section 1.1(g) of the Disclosure Schedule.

              (u) "Trademarks" mean the trademarks listed in Section 3.8(c) of the Disclosure Schedule.

              (v) "Shareholder" shall include holders of warrants to purchase shares of common stock of Company.

                                   SECTION II.
                  SALE AND TRANSFER OF COMPANY SHARES; CLOSING

       2.1 CONSTITUENT CORPORATIONS. THE CONSTITUENT CORPORATIONS TO THE MERGER ARE THE COMPANY AND RIA.

       2.2    EFFECTIVE DATE.

       (A) THIS AGREEMENT HAS BEEN SUBMITTED TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF THE COMPANY AND TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF RIA FOR APPROVAL AS PROVIDED BY THE APPROPRIATE STATUTES OF THE STATE OF MINNESOTA. IF ALL OF THE CONDITIONS PRECEDENT TO THE MERGER HAVE EITHER BEEN FULFILLED OR WAIVED IN WRITING, ARTICLES OF MERGER SHALL BE EXECUTED, DELIVERED, FILED AND RECORDED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA AS SOON AS PRACTICAL THEREAFTER, UNLESS OTHERWISE AGREED BY THE PARTIES IN WRITING. THE MERGER WILL BECOME EFFECTIVE WHEN THE ARTICLES OF MERGER IS FILED WITH THE SECRETARY OF STATE OF THE STATE OF MINNESOTA OR AS OTHERWISE SET FORTH IN THE ARTICLES OF MERGER. THE DATE ON WHICH THE MERGER SHALL BECOME EFFECTIVE IS REFERRED TO HEREIN AS THE "EFFECTIVE DATE" OR "CLOSING."

       (B) THE PARTIES SHALL USE THEIR BEST EFFORTS TO CAUSE THE EFFECTIVE DATE TO BE ON OR BEFORE 9:00 A.M. ATLANTA on the day on which the Public Offering commences, or such other date or place as the parties hereafter mutually agree in writing, subject to the conditions set forth HEREINAFTER. THE PUBLIC OFFERING OF THE COMMON STOCK OF INFOCURE SHALL BE DEEMED TO HAVE COMMENCED AT THE TIME WHICH IS THE LATEST OF THE TIME AT WHICH (I) INFOCURE'S REGISTRATION STATEMENT ON FORM SB-2 NO. 333-18923 ("SB REGISTRATION STATEMENT") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") BECOMES EFFECTIVE; OR (II) THE UNDERWRITERS HAVE AGREED TO PURCHASE THE SHARES OF COMMON STOCK OF INFOCURE PURSUANT TO THE PUBLIC OFFERING OR (III) THE REGISTRATION STATEMENT ON FORM S-4 NO. 333-20571 ("S4

REGISTRATION STATEMENT") REGISTERING THE SHARES OF COMMON STOCK OF INFOCURE TO BE ISSUED PURSUANT TO CERTAIN OTHER ACQUISITIONS AND MERGERS BECOMES EFFECTIVE. THE MERGER SHALL BE EFFECTIVE ON THE DATE OF CLOSING, NOTWITHSTANDING SUBSEQUENT DELIVERY OF THE AGGREGATE CONSIDERATION AS SET FORTH IN PARAGRAPH 2.8 BELOW.

         2.3 MERGER OF COMPANY INTO RIA. UPON THE EFFECTIVE DATE, THE COMPANY SHALL MERGE INTO RIA IN ACCORDANCE WITH THE APPLICABLE STATUTES OF THE STATE OF MINNESOTA. THE SEPARATE EXISTENCE AND CORPORATE ORGANIZATION OF THE COMPANY SHALL CEASE ON THE EFFECTIVE DATE AND RIA, AS THE SURVIVING CORPORATION ("SURVIVING CORPORATION"), SHALL SUCCEED TO AND POSSESS ALL OF THE PROPERTIES, RIGHTS, PRIVILEGES, POWERS, FRANCHISES, IMMUNITIES AND PURPOSES AND BE SUBJECT TO ALL THE DEBTS, LIABILITIES, OBLIGATIONS, RESTRICTIONS, DISABILITIES, PENALTIES AND DUTIES OF THE COMPANY, ALL WITHOUT FURTHER ACT OR DEED.

         2.4 ADDITIONAL DOCUMENTS. AT ANY TIME AFTER THE EFFECTIVE DATE, UPON REQUEST BY THE SURVIVING CORPORATION, THE PROPER OFFICERS AND DIRECTORS OF THE COMPANY AS OF THE EFFECTIVE DATE SHALL EXECUTE AND DELIVER ANY AND ALL DEEDS, ASSIGNMENTS AND OTHER INSTRUMENTS, AND SHALL TAKE OR CAUSE TO BE TAKEN SUCH FURTHER OR OTHER ACTION AS THE SURVIVING CORPORATION MAY DEEM NECESSARY OR DESIRABLE IN ORDER TO VEST, PERFECT OR CONFIRM TITLE TO AND POSSESSION OF ALL OF THE PROPERTIES, RIGHTS, PRIVILEGES, POWERS, FRANCHISES, IMMUNITIES AND PURPOSES IN THE SURVIVING CORPORATION AND OTHERWISE TO CARRY OUT FULLY THE PROVISIONS AND PURPOSES OF THIS AGREEMENT.

         2.5 AMENDMENT OF ARTICLES OF INCORPORATION. FROM AND AFTER THE EFFECTIVE DATE AND UNTIL THEREAFTER AMENDED AS PROVIDED BY LAW, THE ARTICLES OF INCORPORATION OF RIA AS IN EFFECT IMMEDIATELY PRIOR TO THE EFFECTIVE DATE SHALL BE THE ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION, EXCEPT THAT ON THE EFFECTIVE DATE THE ARTICLES OF INCORPORATION OF RIA SHALL BE AMENDED BY AMENDING THE ARTICLES TO PROVIDE: "THE NAME OF THIS CORPORATION IS ROVAK, INC."

         2.6 BYLAWS. FROM AND AFTER THE EFFECTIVE DATE AND UNTIL THEREAFTER AMENDED AS PROVIDED BY LAW, THE BYLAWS OF RIA AS IN EFFECT IMMEDIATELY PRIOR TO THE EFFECTIVE DATE, SHALL BE THE BYLAWS OF THE SURVIVING CORPORATION.

         2.7 DIRECTORS AND OFFICERS. FROM AND AFTER THE EFFECTIVE DATE, THE DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION SHALL BE THE DIRECTORS AND OFFICERS OF RIA. SUCH DIRECTORS AND OFFICERS SHALL HOLD OFFICE FOR THE TIME SPECIFIED IN AND SUBJECT TO THE PROVISIONS CONTAINED IN THE BYLAWS OF THE SURVIVING CORPORATION AND APPLICABLE LAW.

         2.8      CONVERSION OF SHARES OF THE COMPANY.

                  (A) AT THE EFFECTIVE DATE, BY VIRTUE OF THE MERGER AND WITHOUT FURTHER ACTION ON THE PART OF THE COMPANY, RIA OR THE SURVIVING CORPORATION, THE OUTSTANDING SHARES OF THE COMPANY ("COMPANY SHARES") SHALL BE CONVERTED INTO AND BECOME THE RIGHT TO RECEIVE ("AGGREGATE CONSIDERATION") AN AGGREGATE OF (I) $1,402,500 ("CASH CONSIDERATION") AND (II) SUCH NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $.001, OF

INFOCURE ("COMMON STOCK") EQUAL TO THE QUOTIENT OF (1) 1,402,500 DIVIDED BY (2) THE PRICE OF A SHARE OF COMMON STOCK TO THE PUBLIC PURSUANT TO THE PUBLIC OFFERING ("STOCK CONSIDERATION"). THE CASH AND SHARES OF COMMON STOCK ARE TO BE EXCHANGED AS SET FORTH IN THE ARTICLES OF MERGER OR AS SET FORTH IN SECTION 2.8 OF THE DISCLOSURE SCHEDULE. THE CASH CONSIDERATION AND THE STOCK CONSIDERATION ARE SUBJECT TO ADJUSTMENT AS SET FORTH IN PARAGRAPH 2.13.

                  (B) DELIVERY BY INFOCURE OF THE CASH CONSIDERATION BY CERTIFIED OR OFFICIAL BANK CHECK OR CHECKS PAYABLE IN NEW YORK CLEARING HOUSE (NEXT DAY) FUNDS OR WIRE TRANSFERS OR OTHER MEANS OF IMMEDIATELY AVAILABLE FUNDS TO THE RESPECTIVE ACCOUNTS OF THE SHAREHOLDERS LOCATED IN THE UNITED STATES AS DESIGNATED BY THE SHAREHOLDERS, SHALL OCCUR ONE BUSINESS DAY AFTER INFOCURE RECEIVES THE PROCEEDS OF THE PUBLIC OFFERING (SUCH TIME AND DATE OF DELIVERY AND PAYMENT IS CALLED THE "PURCHASE PRICE DELIVERY DATE"). UPON THE MERGER, THE TRANSFER AGENT OF INFOCURE WILL BE DIRECTED BY INFOCURE TO ISSUE AND DELIVER TO THE SHAREHOLDERS THE STOCK CERTIFICATE(S) REPRESENTING THE STOCK CONSIDERATION (SUBJECT TO ANY REDUCTION PURSUANT TO PARAGRAPH 2.15).

         2.9 SHARES OF RIA AFTER THE EFFECTIVE DATE. EACH SHARE OF COMMON STOCK OF RIA WHICH SHALL BE OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE SHALL BE AND REMAIN SHARES OF THE SURVIVING CORPORATION AFTER THE EFFECTIVE DATE.

         2.10 DISSENTERS RIGHTS. COMPANY AND RIA SHALL HAVE FULLY COMPLIED WITH THE REQUIREMENTS TO PROVIDE THE SHAREHOLDERS WITH NOTICE OF DISSENTERS RIGHTS UNDER APPLICABLE LAWS.

         2.11 TREASURY SHARES OF COMPANY. ON THE EFFECTIVE DATE, ALL SHARES OF COMMON STOCK OF THE COMPANY THEN HELD IN THE TREASURY, IF ANY, SHALL AUTOMATICALLY CEASE TO EXIST AND ALL CERTIFICATES REPRESENTING SUCH SHARES SHALL BE CANCELED.

         2.12 RIGHTS OF SHAREHOLDERS AFTER EFFECTIVE DATE. AFTER THE EFFECTIVE DATE AND UNTIL THE SURRENDER OF THE OUTSTANDING SHARE CERTIFICATES OF COMPANY SHARES, EACH SUCH OUTSTANDING CERTIFICATE, WHICH PRIOR TO THE EFFECTIVE DATE REPRESENTED SHARES OF COMMON STOCK OF THE COMPANY SHALL BE DEEMED FOR ALL CORPORATE PURPOSES TO EVIDENCE THE RIGHT TO RECEIVE PAYMENT IN THE AMOUNT (CASH AND SHARES OF COMMON STOCK) FOR AND INTO WHICH SUCH SHARES SHALL HAVE BEEN CONVERTED.

         2.13 ADJUSTMENT AMOUNT. The Adjustment Amount (which may be a positive or negative number) will be equal to (a) the consolidated stockholders' equity of the Company as of the Closing Date determined in accordance with GAAP consistent with the basis on which the Financial Statements referred to in paragraph 3.2 were prepared, minus (b) negative $161,000.00. If the Adjustment Amount is positive, the AGGREGATE CONSIDERATION shall be increased; if the Adjustment Amount is negative, the AGGREGATE CONSIDERATION shall be decreased. For periods during which the Company pays income taxes on a cash basis, there shall be accrued a deferred liability for taxes payable by reason of such election to be taxed on a cash basis versus an accrual basis. THE AGGREGATE CONSIDERATION WILL

BE ADJUSTED BY INCREASING OR DECREASING THE CASH CONSIDERATION AND THE STOCK CONSIDERATION, AS THE CASE MAY BE, EACH BY ONE-HALF (1/2) OF THE ADJUSTMENT AMOUNT.

       2.14   ADJUSTMENT PROCEDURE.

              (A) INFOCURE shall cause, at its expense, a balance sheet to be prepared as of the Closing Date of the Company. The balance sheet shall be completed within sixty (60) days after the Closing Date. As soon as such financial statement is available to INFOCURE, INFOCURE shall deliver to Shareholders the financial statement. Shareholders shall have thirty (30) days to review and object to the balance sheet. Any disagreements as to the amounts of any adjustment to be made to the balance sheet, if not mutually resolved, shall be resolved as provided in paragraph 9.5, except that the arbitrator(s) shall be person(s) experienced in financial and accounting matters. Upon the final resolution of the financial statement as of the Closing Date, a final adjustment shall be made to the consideration paid at the Closing as provided in paragraph 2.13 and the amount of the final adjustment shall be immediately paid (OR RETURNED) by the appropriate parties.

              (b) The parties shall use their best efforts to estimate the amount of the adjustment on or prior to the Closing Date and the Purchase Price as of the Closing Date will reflect such tentative adjustment which will be subject to further adjustment pursuant to the provisions of paragraph 2.14(A).

       2.15 ESCROW. On or before the Closing Date, the parties shall enter into an Escrow Agreement in substantially the form attached as Exhibit 2.15 ESTABLISHING AN ESCROW OF A NUMBER OF SHARES OF INFOCURE EQUAL TO THE QUOTIENT OF 300,000 divided by the per share price to the public of the COMMON STOCK OF INFOCURE IN THE PUBLIC OFFERING (THE "ESCROW SHARES" OR "ESCROW FUND").

       2.16   EARN OUT.

         (A) THE AGGREGATE CONSIDERATION HEREINAFTER REFERRED TO SHALL BE INCREASED ("EARN OUT") based on the actual net operating profit (net income before interest and taxes) of Company or its successor for the TWELVE MONTH PERIOD ended JANUARY 31, 1998 as follows:

            ACTUAL NET OPERATING PROFIT      ADDITIONAL SHARES OF INFOCURE
            ---------------------------      -----------------------------
                    $371,000 OR LESS                 NONE

            BETWEEN $371,000 AND $500,000    THE PRODUCT OF THE ADDITIONAL
                                             SHARES (AS HEREINAFTER DEFINED)
                                             TIMES THE QUOTIENT OF (I) $500,000
                                             minus actual net operating profit,
                                             divided by (ii) $129,000

                   $500,000 OR MORE          SUCH NUMBER OF SHARES OF COMMON
                                             STOCK EQUAL TO THE QUOTIENT OF (I)
                                             1,000,000 DIVIDED BY (II) THE PRICE
                                             OF A SHARE OF COMMON STOCK PURSUANT
                                             TO THE PUBLIC OFFERING ("ADDITIONAL
                                             SHARES")

       (B) INFOCURE shall cause, at its expense, an income statement showing net operating profit of the Company or its successor to be prepared as of JANUARY 31, 1998. The income statement sheet shall be completed within sixty
(60) days after JANUARY 31, 1998. As soon as such financial statement is available to INFOCURE, INFOCURE shall deliver to Shareholders the financial statement. Shareholders shall have thirty (30) days to review and object to the income statement. Any disagreements as to the amounts of any adjustment to be made to the income statement, if not mutually resolved, shall be resolved as provided in paragraph 9.5, except that the arbitrator(s) shall be person(s) experienced in financial and accounting matters. Upon the final resolution of the financial statement as of JANUARY 31, 1998, THE ADDITIONAL SHARES EARNED shall be immediately paid to the SHAREHOLDERS.

       (c) For purposes of this paragraph 2.16 only, net operating profit shall not be reduced for any income taxes, interest, expenses related to the Public Offering, allocations of corporate overhead by INFOCURE or its subsidiaries (other than the Company), expenses related to corporate meetings and other divisions, incentive compensation payable to Brad Schraut in excess of the base salary stated in his employment agreement and extraordinary one time charges; it being understood that interpretations consistent herewith, allocations, credits, debits and adjusting transactions are subject to quarterly review by INFOCURE and a single representative of the Shareholders.

       2.17 TAX COVENANTS. THE PARTIES HERETO INTEND THAT THE MERGER CONSTITUTES A TAX- FREE REORGANIZATION BY STATUTORY MERGER OF THE COMPANY WITH AND INTO RIA WITHIN THE MEANING OF SECTION 368(A)(1)(A) AND SECTION 368(A)(2)(D) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), AND CORRESPONDING PROVISIONS OF STATE INCOME TAX LAW, AND THE PARTIES AGREE TO FILE ALL REPORTS AND STATEMENTS WITH THE INTERNAL REVENUE SERVICE AND STATE TAX AUTHORITIES NECESSARY TO REFLECT SUCH STATUS AND NOT TO TAKE ANY POSITION THEREON OR OTHERWISE THAT IS OR WOULD BE INCONSISTENT WITH SUCH TREATMENT, EXCEPT FOR SUCH PORTIONS OF THE EARN OUT WHICH IS REQUIRED TO BE OTHERWISE TREATED AS INTEREST. INFOCURE HEREBY AGREES THAT FOR INFOCURE'S FINANCIAL REPORTING PURPOSES AND FOR INFOCURE'S TAX PURPOSES IN CONNECTION WITH THE INFOCURE COMMON STOCK CONSIDERATION ISSUED TO THE SHAREHOLDERS, INFOCURE SHALL NOT UTILIZE A VALUE PER SHARE WHICH IS LESS THAN THE PRICE OF A SHARE OF COMMON STOCK TO THE PUBLIC PURSUANT TO THE PUBLIC OFFERING.

                                  SECTION III.
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

       The Shareholders, jointly and severally, represent and warrant to INFOCURE on the date hereof as follows:

       3.1    CORPORATE

              (a) Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and is qualified to conduct business in all other jurisdictions in which the character of its assets and the nature of its business requires it to be qualified to do business and in which the failure to be so qualified could have a materially adverse effect on its business, operations, prospects, assets or financial condition.

              (b) A true, correct and complete copy of the Articles of Incorporation and bylaws of Company are as set forth in Section 3.1(b)(i) of the Disclosure Schedule. There are 8,217 shares of common stock of Company issued and outstanding and no warrants or options or other rights to acquire capital stock of Company are outstanding.

              (c) Company holds all licenses, permits, authorizations and other approvals from all governmental authorities necessary for the conduct of the Business of Company as currently conducted, which failure could have a material adverse effect on its business, operations, prospects, assets or financial condition of Company. A complete list of such licenses, permits, authorizations and approvals are set forth in Section 3.1(c) of the Disclosure Schedule.

              (d) This Agreement constitutes the legal, valid, and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms. Upon the execution and delivery by Shareholders of the Escrow Agreement, the Escrow Agreement will constitute the legal, valid, and binding obligation of Shareholders, enforceable against Shareholders in accordance with its respective terms.

              (e)    Company has no subsidiaries.

              (f) The shareholders of Company of record and beneficial owners and the shares of common stock of Company owned by each shareholder and the holders of all warrants, options, convertible securities and other rights to acquire common stock of Company are set forth in Section 3.1(f) of the Disclosure Schedule. Each Shareholder represents that the Company Shares registered in the Shareholder's name are free and clear of any and all liens, restrictions, claims, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever. Each Shareholder has the exclusive right, power and authority to vote and to transfer the shares of common stock registered in the Shareholder's name.

       3.2 FINANCIAL STATEMENTS. The audited balance sheets as of DECEMBER 31, 1996, and December 31, 1995 and the statements of income of Company for the TWELVE MONTHS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995, AND THE UNAUDITED BALANCE SHEET AS OF MARCH 31, 1997 AND THE UNAUDITED STATEMENTS OF INCOME OF THE COMPANY FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996, have been prepared in accordance with GAAP and present fairly the results of the operations of Company during those periods. Said financial statements are sometimes collectively referred to as "Financial Statements." A true, correct and complete copy of the Financial Statements are set forth ON PAGES F-58 THROUGH F-66 OF THE PROSPECTUS DATED JUNE 6, 1997 OF THE S-4 REGISTRATION STATEMENT.

       3.3    CUSTOMERS

              (a) Company (or its predecessors) has granted over 1,100 licenses to use the Software to end users. Section 3.3(a)(i) of the Disclosure Schedule contains the list of the licensed users of the Software who are currently provided maintenance under an annual maintenance agreement with Company. Section 3.3(a)(i) of the Disclosure Schedule shall be updated as of the Closing. Section 3.3(a)(ii) of the Disclosure Schedule contains a list of the licensed users of the Software who have contracted for maintenance and support during the period October 1, 1995 through September 30, 1996 on a time and materials basis. Section 3.3(a)(iii) of the Disclosure Schedule contains a list of all customers of Company whose aggregate fees and other charges during the twelve (12) month period ending September 30, 1996 exceeded $50,000.

              (b) Except as set forth in Section 3.3(b) of the Disclosure Schedule, Company has not received any notice or other communication (written or, to the knowledge of the Management of Company, oral) from any customer listed on Section 3.3(a)(i), (ii) or (iii) of the Disclosure Schedule terminating or reducing in any material respect or setting forth an intention to terminate or reduce in any material respect in the future the amount of business conducted with Company. (The termination or reduction in any material respect or notice of any intention to terminate or reduce in any material respect during the next succeeding 12 months of the amount of business conducted with Company by any customer listed in Section 3.3(a)(iii) of the Disclosure Schedule shall constitute a material adverse event and a breach of this warranty and representation.) To the knowledge of the Management of Company, the consummation of the transactions contemplated herein will not have a material adverse effect on the business relationships with any of the customers listed on Section 3.3(a)(iii) of the Disclosure Schedule.

              (c) Section 3.3(c) of the Disclosure Schedule sets forth a list of licensees of the Software for which Company has any warranty or other unfulfilled obligation under the applicable License Agreement and a description of the unfulfilled obligation and the agreement under which it arises. Company is not in material breach of its obligations thereunder.

       3.4    ABSENCE OF CERTAIN FINANCE AND BUSINESS CHANGES

              (a) Since December 31, 1996, there has not been any event or events which will have a material adverse effect taken as a whole on the financial condition of Company (including software and service revenues) except as set forth in Section 3.4(a) of the Disclosure Schedule or the declaration or payment of any dividend on the capital stock or the redemption of any shares of capital stock of Company.

              (b) Since December 31, 1996, no material loss, damage or destruction of the assets has occurred, whether or not covered by insurance, which may have a material adverse affect on the financial condition of Company or on the Business.

              (c) Since December 31, 1996, the Business has been conducted substantially in the manner heretofore conducted consistent with past practices, including with respect to the fees charged and the terms and conditions of the License Agreements and maintenance agreements entered into, and no waiver or release of any right was granted by Company except (i) of an immaterial value and (ii) in the ordinary course of business consistent with past practices, and no assets were sold except for the licensing of the Software in the ordinary course of the Business.

       3.5 GUARANTIES/LIENS. Company is not guaranteeing the obligations of any person and has no commitment to guarantee any of the obligations of any person and is not currently granting and Company has no commitment to grant to anyone an interest in or liens on any of its assets to secure the obligations of Company or another except as set forth in Section 3.5 of the Disclosure Schedule.

       3.6    NO UNDISCLOSED LIABILITIES.

       (a) Section 3.6(a) of the Disclosure Schedule identifies the written agreements and describes all oral agreements relating to all indebtedness of the Company, including without limitation shareholder loans and capital leases. Correct and complete copies of each such agreements have been furnished to INFOCURE.

       (b) Company has no liabilities, absolute or contingent, known or unknown, except those recorded on the Financial Statements as of December 31, 1996 and those incurred in the ordinary course of business of Company since December 31, 1996, all of which are recorded on the financial books and records of Company, are consistent with past practices and are not in the aggregate materially adverse to the financial condition or prospects of Company.

       3.7 ACCOUNTS RECEIVABLE. The accounts receivable of Company, billed and unbilled, as of the Closing will be valid and enforceable obligations of third parties and will be collectible in full, without offset or fulfillment of any condition, within three (3) months of their due date without the engagement of any collection agency or attorney or the commencement of any action, except to the extent of any reserves for bad debts and doubtful accounts established on its financial books and records as of the Closing, which reserves have been established in a manner which is consistent with past practices.

       3.8    OWNERSHIP OF INTELLECTUAL PROPERTY

              (a) Software. Except as set forth in Section 3.8 of the Disclosure Schedule, Company is the sole and exclusive owner throughout the United States of (i) the Software, including the software and software code developed or being developed by or on behalf of or at the request of Company (regardless of the state of the development of the software and whether it has been released); and (ii) the Software constitutes all the software used and/or licensed in the conduct of the Business of Company, except for the Distributor Software and the Development Software. Company has not granted licenses to others to use or to sublicense others to use the Software outside of the United States and to the knowledge of the Management, the Software or derivatives thereof are not being used or distributed outside of the United States.

              (b)    Other Intellectual Property Rights. Except as set forth in
Section 3.8(b) of the Disclosure Schedule, Company is the sole and exclusive owner throughout the United States of (i) all Copyrights, whether or not registered, including but not limited to the moral rights; (ii) all other Intellectual Property rights, including, without limitation, trade secrets, know-how, inventions (patented and unpatented), and discoveries, embodied in or used in the development of the Software, or any part thereof, and the screen displays generated by the Software; and (iii) all Documentation; in each case except the Development Software used in the development of the Software and the Distributor Software. The Copyrights, Trademarks, Software, Documentation, and other Intellectual Property of Company are collectively hereinafter referred to as "Company Intellectual Property". Section 3.8(b)(i) of the Disclosure Schedule contains a correct and complete list of all registered Copyrights, the date of registration and jurisdiction of such registrations. Company has not filed any patent applications and does not hold any patents.

              (c) Trademarks. Company is the sole and exclusive owner of the Trademarks which include all identifying names and marks which are associated with the Software or which are otherwise used in the Business conducted by Company. A complete and correct list of all such Trademarks is set forth in
Section 3.8(c) of the Disclosure Schedule, none of which are registered or have any applications for registrations pending.

              (d) Software Developers. Section 3.8(d) of the Disclosure Schedule sets forth the list of all persons and entities (other than full time employees of Company) that have assisted at any time, directly or indirectly, in the design, development, correction, improvement, modification, and/or enhancement of the Software, Copyrights and/or Trademarks. Section 3.8(d) of the Disclosure Schedule also identifies the written agreements and describes all oral agreements pursuant to which each such person or entity assigned or licensed its rights in such intellectual property to Company or acknowledged Company's ownership rights therein. Correct and complete copies of each such agreement or assignment or license has been furnished to INFOCURE. The employees and former employees of Company do not have any right, title or interest in the Software, Copyrights, Trademarks, or other Company Intellectual Property.

Section 3.8(d) of the Disclosure Schedule sets forth the current form of agreements with its employees regarding ownership of the Company Intellectual Property.

              (e) Rights of Licensees. The ownership rights of Company in Company Intellectual Property are subject only to the non-exclusive licenses granted (i) to end users and (ii) to distributors by Company as described in Paragraph 3.10 of this Agreement.

              (f) No Infringements. The Company Intellectual Property does not, and did not at any time, violate or infringe any copyright, patent, trade secrets, know-how, trademarks or other intellectual property rights of any third party, is not in the public domain, has not been licensed by Company and/or permitted to be duplicated by Company except as disclosed in this Agreement or provided by law and, to the knowledge of the Management of Company, the Company Intellectual Property (i) has not been duplicated except as permitted under the applicable licenses and law, (ii) has not been reverse compiled or engineered and (iii) there are no claims or actions pending or threatened or which have been brought asserting such violation or infringement or that any Company Intellectual Property is in the public domain.

              (g) Distribution Software and Development Software. Section 3.8(g)of the Disclosure Schedule sets forth the complete and correct list of license agreements pursuant to which Distribution Software and Development Software is licensed to Company. Company does not license to others Distribution Software or Development Software.

              (h) Confidentiality. Company has taken reasonable commercial efforts and has required its employees, consultants, and licensees to take reasonable commercial efforts to maintain the confidentiality of the Company Intellectual Property.

              (i) Source Code Escrow Agreements. Section 3.8(i) of the Disclosure Schedule contains a list of all source code escrow agreements entered into by Company and all agreements licensing the source code or agreeing to license the source code of the Software. Correct and complete copies of such agreements have been heretofore provided to INFOCURE.

       3.9    PROPERTY AND EQUIPMENT

              (a) Section 3.9 of the Disclosure Schedule lists the fixed assets, including equipment, used in the Business as currently conducted which are owned by Company and those which are leased by Company ("Leased Property").
Section 3.9 of the Disclosure Schedule contains a correct and complete copy of the agreements for the lease of fixed assets not owned by Company. The fixed assets and the Leased Property are generally in good operating condition and repair, reasonable wear and tear excepted.

              (b) Company is not in default in the payments due under the leases of the Leased Property or any other obligation which would give the lessor the right to terminate the lease for such Leased Property.

              (c) Since December 31, 1996, Company has not sold or otherwise disposed of any fixed assets, other than in the ordinary course of business.

       3.10   LICENSE AGREEMENTS

              (a) Company has not sold to others or leased or licensed others to use the Company Intellectual Property, or any part thereof, except the granting of written non-exclusive rights (i) to end users to use released versions of the Software and Documentation in the ordinary course of the Business pursuant to end user license agreements; and (ii) to distributors, dealers, OEM's and other remarketers (collectively "Distributors") to use and sublicense the Software and Documentation. Section 3.10(a) of the Disclosure Schedule contains a correct and complete list of the Distributors. A correct and complete copy of all written agreements with Distributors currently outstanding has been previously furnished to INFOCURE. To the extent any agreement with a Distributor is not in writing, a complete description of the understanding is set forth in Section 3.10(a) of the Disclosure Schedule.

              (b) The standard form of end user license agreement currently used by Company to license the Software is listed in Section 3.10(b) of the Disclosure Schedule.

              (c) Section 3.10(c) of the Disclosure Schedule contains a list of all License Agreements under which Company has not completed its performance thereunder, except for ongoing warranty and maintenance and support undertakings contained therein, which list shall be updated as of the Closing.

              (d) Unfulfilled warranty obligations under the License Agreements are described in Section 3.10(d) of the Disclosure Schedule, which description shall be updated as of the Closing.

              (e) Company is not in default of its obligations under any License Agreement.

              (f) Section 3.10(c) of the Disclosure Schedule also includes all outstanding commitments to sell, lease or license any Company Intellectual Property hereafter.

              (g) Company does not license or sublicense any Distributor Software and is not a distributor of any software developed by others.

       3.11 CONSULTING AND DEVELOPMENT AGREEMENTS. There are no consulting and software development agreements, written or oral, entered into by Company pursuant to which others are performing services to Company as a consultant or in a similar capacity or are developing software (regardless of the party who is to hold title to the software) for Company for use or license by Company.

       3.12   MAINTENANCE/COMMITMENTS

              (a) Section 3.12(a) of the Disclosure Schedule sets forth a correct and complete description of all commitments of Company outstanding to provide services, or support and/or maintenance services, including to provide patches, corrections, improvements, modifications and enhancements of the Software, ("Maintenance Agreements"). A copy of all written Maintenance Agreements has been made available to INFOCURE and, to the extent the Maintenance Agreements are not in writing, a complete description of the understanding is set forth in Section 3.12(a) of the Disclosure Schedule. The current standard form of Maintenance Agreement is set forth in Section 3.12(a) of the Disclosure Schedule.

              (b) Section 3.12(b) of the Disclosure Schedule sets forth all commitments of Company to develop any special feature or function or to port any software not otherwise disclosed pursuant to this Agreement ("Development Agreements"). A correct and complete copy of the Development Agreements have been furnished to INFOCURE. To the extent any such agreement or commitment, where legally binding, is oral, a summary thereof is set forth in Section 3.12(b) of the Disclosure Schedule.

              (c) Company has substantially complied with its obligations under the Maintenance Agreements and Development Agreements and there is no basis for any claim against or default by Company by any party arising under the Maintenance Agreements or Development Agreements.

       3.13 ALL INTANGIBLE ASSETS USED IN THE BUSINESS. The Company Intellectual Property and the Development Software constitute all of the intangible assets used in the conduct of the Business as currently being conducted by Company.

       3.14   EMPLOYEES/CONSULTANTS/DIRECTORS

              (a) Section 3.14(a) of the Disclosure Schedule sets forth a list of all current employees and consultants engaged by Company or serving in such capacity as of MARCH 31, 1997 and their compensation. Section 3.14(a) of the Disclosure Schedule will be updated as of the Closing;

              (b) The employees of Company are not represented by any collective bargaining agreement or otherwise organized;

              (c) Section 3.14(c) of the Disclosure Schedule lists all employee benefit plans which are currently in effect or as to which Company has any ongoing obligation or liability. The term "employee benefit plan" means any employment or consulting contract, deferred compensation, profit sharing, pension, bonus, stock option, stock purchase or other fringe benefit or compensation arrangement or commitment, written or oral, including each welfare plan (as defined in Section 3(1) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), which Company has established or maintained or in which any of its employees participate or have participated or under which Company has an obligation to make contributions or to pay benefits. Company has no obligations to provide any benefits to any retired or former employees, including medical and hospital benefits;

              (d) Company has no ERISA affiliate and never had an ERISA affiliate;

              (e) The 401(k) Plan made available to employees of Company is in full compliance and has been in full compliance with all applicable laws and regulations regarding the establishment, maintenance and operation of the 401(k) Plan and all contributions by Company have been paid or properly accrued on its financial books; and

              (f) Company has no contracts or agreements with any of its employees except agreements as to inventions, discoveries and copyright ownership, a copy of which have been previously provided to INFOCURE. Schedule 3.14(f) of the Disclosure Schedule contains a copy of the employee benefit brochure provided or made available to the employees. All employees are "at will" employees of Company.

       3.15   ASSUMED AGREEMENTS

              (a)    Sections 3.10(b) and (d), 3.12(a), 3.12(b), and 3.15(a) of
the Disclosure Schedule lists all unfilled commitments of Company as of MARCH 31, 1997 not otherwise disclosed in the Disclosure Schedule. Section 3.15(a) shall be updated as of the Closing. Such commitments represent all of the then outstanding obligations of the Business and, to the knowledge of the Management of Company, all of the commitments of Company, can in the ordinary course of business be fulfilled without a financial loss to Company and in a timely manner.

              (b) Company is not in default of any term or condition under any unfilled agreement listed on Sections 3.10(b) and (d), 3.12(a), 3.12(b), and 3.15(a) of the Disclosure Schedule and there are no basis for any claim against or default by Company by any party arising under any such agreement, and no event has occurred which under any such agreement could constitute a default which would give the other party the right to terminate the contract or to demand money damages.

              (c) Company has not waived any of its rights under any of such agreements listed on Section 3.10(b) and (d), 3.12(a), 3.12(b), or Section 3.15(a) of the Disclosure Schedule nor is the other party to such agreement in default in any respect under any such agreement.

              (d)    Correct and complete copies of the agreements listed in
Section 3.15(a) of the Disclosure Agreement have been made available to INFOCURE.

       3.16 LITIGATION AND ADVERSE EVENTS. There are no investigations, suits, actions, administrative, arbitration or other proceedings or other occurrences pending, or, to the knowledge of the Management of Company, threatened against Company arising out of the conduct of the Business.

       3.17 COMPLIANCE WITH APPLICABLE LAW. Company, in the conduct of the Business, is in substantial compliance with all applicable laws, statutes, ordinances, permits and regulations, including all such laws, statutes, ordinances and regulations relating to wages, tax withholdings, hours, equal pay, equal opportunity, and pollution of the environment, and there are no violations which, if enforced, would materially adversely affect the Business or prospects of the Business after the Closing or the value of the Business; and no proceeding alleging any such violation is pending or, to the knowledge of the Management of Company, threatened.

       3.18   TAXES AND TAX RETURNS

              (a) Company has timely filed with the appropriate governmental agencies all tax returns and reports required to be filed by it (or obtained extensions in which to file). Company has paid or accrued all taxes and withholdings of any kind now due and payable.

              (b) Company has provided INFOCURE with correct and complete copies of all tax returns, including income, property and sales tax returns filed since its incorporation to date. No returns are currently being audited by any governmental authority.

       3.19 CONSENTS. No consents or approvals are required to effect the transactions contemplated herein, except as set forth in Section 3.19 of the Disclosure Schedule.

       3.20 BROKERS AND FINDERS. None of the Shareholders, the Company, nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement which is payable directly or indirectly, by INFOCURE or Company or the Shareholders.

       3.21 RELATED TRANSACTIONS. Section 3.21 of the Disclosure Schedule contains a complete and correct list of all transactions since January 1, 1996 between Company and any Shareholder or Affiliate of any Shareholder.

       3.22 NO UNTRUE STATEMENTS. No statements (including representations and warranties) contained in this Agreement (including in the Disclosure Schedule hereto and documents described as having been provided to INFOCURE herein and therein), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein contained not misleading.

       3.23   INVESTMENT REPRESENTATIONS.

       (a) Each Shareholder is acquiring the common stock of INFOCURE for his/her own account (and not for others) and for investment purposes only and not with a view to distribution, as such is defined by the Securities Act of 1933, as amended ("Act"), or any rule or regulation thereunder ("Rules"), in violation of the Act or any of said Rules.

       (b) Each Shareholder has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and economic risks of this particular investment and that an investment in the common stock of INFOCURE involves numerous risks, including the risks set forth in INFOCURE'S Registration Statement on Form SB-2, No. 333-18923 ("SB Registration Statement").

       (c) Each Shareholder agrees that the certificate or certificates representing the common stock of INFOCURE shall be inscribed with the legend that such stock may not be transferred in the absence of an effective registration statement under the Act covering the stock or an opinion of counsel satisfactory to INFOCURE that registration is not required, and such stock may not be transferred except as permitted under the provisions of the standstill agreement set forth in paragraph 7.2 hereof and the Act and Rules.

       (d) In making this decision to acquire the common stock of INFOCURE, each Shareholder has been given the opportunity to discuss the business, management and financial affairs of INFOCURE with officers of INFOCURE and has had the opportunity to ask questions of, and receive answers from, such officers and to obtain additional information necessary to verify the accuracy of the information received and to evaluate INFOCURE and an investment in the common stock of INFOCURE and the Shareholders desire no further information for such evaluation. Each Shareholder acknowledges receipt of a copy of the PROSPECTUS DATED JUNE 6, 1997 WHICH IS INCLUDED IN THE S-4 Registration Statement as filed with the Securities and Exchange Commission .

       (e) Each Shareholder acknowledges that no representations were made by INFOCURE to the Shareholders with respect to the business, management or financial affairs of INFOCURE except as set forth in Section IV of this Agreement, and except that INFOCURE is negotiating with several companies the purchase or merger of their businesses by or into INFOCURE or an affiliated company ("Acquisitions") and the financing of such purchases in part through the Public Offering by INFOCURE, all as more fully described in the SB Registration Statement. Each Shareholder acknowledges there can be no assurances that such Acquisitions will be effected or that the Public Offering will occur or that the financing obtained in the Public Offering will be sufficient to meet the obligations of INFOCURE , including working capital requirements, or that INFOCURE will be profitable.

       (f) Each Shareholder acknowledges that (i) INFOCURE may acquire American Medcare Corporation and subsidiaries ("AMC") as part of the Acquisitions; (ii) he/she has heretofore been furnished with recent financial statements of AMC as part of the SB Registration Statement; (iii) he/she has been advised that AMC continues to operate at a loss and has and is incurring expenses in its efforts to acquire several businesses; (iv) no representations are or were made by INFOCURE with respect to the business or financial affairs of AMC except as set forth in the financial and other statements of AMC as referenced in the preceding clause; and (v) no representations are made with respect to any business plan, projections or acquisitions by AMC or INFOCURE.

       (g) Each Shareholder acknowledges that INFOCURE has relied on the representations contained in this Agreement in determining that an exemption from registration under the Act for this Agreement is available and that but for such representations, this Agreement would not be offered to the Shareholders.


                                   SECTION IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

       INFOCURE hereby represents and warrants to the Shareholders on the date hereof as follows:

       4.1    ORGANIZATION AND STANDING OF INFOCURE AND RIA.

              (A) INFOCURE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has full corporate power and authority to conduct the business of developing, distributing and marketing software, including through its subsidiaries, and has full right, power and authority to issue the shares of common stock as part of the Purchase Price contemplated by this Agreement.

              (B) RIA IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF MINNESOTA.

       4.2    AUTHORIZATION

              (a) The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of INFOCURE AND RIA. A duly certified copy of the resolutions of the Board of Directors of INFOCURE AND RIA has been delivered to THE SHAREHOLDERS' REPRESENTATIVE (AS HEREINAFTER DEFINED). This Agreement has been duly executed and delivered by INFOCURE AND RIA and constitutes the legal, valid and binding obligation of INFOCURE AND RIA enforceable against INFOCURE AND RIA in accordance with its terms. Upon the execution and delivery by INFOCURE of the Escrow Agreement, the Escrow Agreement will constitute the legal, valid, and binding obligation of INFOCURE, enforceable against INFOCURE in accordance with its respective terms.

              (b) The execution and delivery of this Agreement, and the consummation by INFOCURE AND RIA of the transactions contemplated herein on the Closing, will not (with or without the giving of notice, lapse of time or both) violate, conflict with, or result in a default under, any of the provisions of the certificate of incorporation or by-laws of INFOCURE OR RIA, any mortgage, indenture, contract, agreement, license, permit, instrument, judgment, decree, order, statute, regulation or ruling of any court or governmental authority to which INFOCURE or any subsidiary (INCLUDING RIA) is a party or by which it is bound.

       4.3 CORPORATE. INFOCURE was formed in November 1996 and INFOCURE AND AMERICAN MEDCARE CORPORATION are incurring considerable expenses in its efforts to acquire several businesses and effect the Public Offering to raise funds to effect certain of the acquisitions and for general corporate purposes. No representations are or were made by INFOCURE to the Shareholders with respect to the business or financial affairs of INFOCURE and its subsidiaries or the companies after such acquisitions.

       4.4 BROKERS AND FINDERS. Neither INFOCURE nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement which is payable directly or indirectly by the Shareholders.

       4.5 NO UNTRUE STATEMENTS. No statements (including representations) by INFOCURE contained in this Agreement, and no written statements furnished by INFOCURE to the Shareholders pursuant to this Agreement, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein contained not misleading.

                                   SECTION V.
                CONDITIONS TO THE OBLIGATIONS OF INFOCURE AND RIA

       Each and every obligation of INFOCURE AND RIA under this Agreement to be performed on or prior to the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which condition may be waived in writing by INFOCURE, but such waiver shall not waive any representation, warranty or covenant of the Shareholders.

       5.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties made by any Shareholder herein as of the date of this Agreement shall be true and correct in all material respects on the Closing with the same effect as though made on the Closing; Shareholders shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing; and Shareholders shall have delivered to INFOCURE a certificate of the Shareholders in substantially the form attached hereto as Exhibit 5.1, dated the Closing, certifying as to the fulfillment of the foregoing conditions.

       5.2 THIRD PARTY CONSENTS. All consents, approvals or authorizations from third parties or government agencies required to consummate the transactions contemplated hereby and contemplated by this Agreement, including the consents set forth pursuant to paragraph 3.19.

       5.3 OPINION OF COUNSEL TO THE SHAREHOLDERS. An opinion of counsel to the Shareholders dated the Closing and addressed to INFOCURE reasonably satisfactory in all respects to INFOCURE in substantially the form attached hereto as Exhibit 5.3.

       5.4 UPDATE DISCLOSURE SCHEDULE. The Shareholders shall have updated the Disclosure Schedule as herein provided.

       5.5    PUBLIC OFFERING. The Public Offering shall have commenced.

       5.6 ESCROW AGREEMENT. The parties have entered into the Escrow Agreement in the form attached as Exhibit 2.15.

       5.7 EMPLOYMENT AGREEMENT. INFOCURE and Brad Schraut shall have entered into an employment and incentive compensation agreement in form and substance satisfactory to INFOCURE.

       5.8 EMPLOYMENT AGREEMENT. INFOCURE and Ron Vagle shall have entered into an employment agreement in form and substance satisfactory to INFOCURE.

       5.9 LEASE AGREEMENT. INFOCURE and the appropriate landlords shall have entered into lease agreements for the continued use of Company's office and warehouse space in form and substance satisfactory to INFOCURE on the same economic terms currently in effect.

       5.10 NO MATERIAL ADVERSE CHANGE. There shall be no material adverse change to the favorable outlook and prospects of Company or to its projected operating profit for the period ending JANUARY 31, 1998.

       5.11 TERMINATION OF CERTAIN AGREEMENTS. The salary obligation between Company and Swenson shall be terminated in a manner satisfactory to INFOCURE. In the event commissions and royalty payments due to Paul Swenson and PCM are terminated, the costs of said terminations paid and to be paid to Paul Swenson and PCM during calendar 1997 in excess of the commissions and royalties due Paul Swenson and PCM under the current agreements (calculated as if such agreements had not been terminated) based on the 1997 revenues shall be considered an extraordinary one time charge as contemplated in paragraph 2.16(C) hereinabove and such excess payments shall not be used in the computation of the paragraph
2.13 adjustment amount except as set forth below.

       The monies paid and to be paid Swenson to terminate his salary obligation shall be the responsibility of the Company and shall be accrued as an expense prior to the Closing Date and applied in the computation of the shareholders' equity as of the Closing Date pursuant to paragraph 2.13.

       5.12 S-4 REGISTRATION STATEMENT. The Registration Statement on Form S-4 registering the shares of common stock of INFOCURE to be issued pursuant to this Agreement and certain other acquisitions and mergers becomes effective.

                                   SECTION VI.
                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

       Each and every obligation of the Shareholders under this Agreement to be performed on or prior to the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which conditions may be waived in writing by the Shareholders, but such waiver shall not waive any representation, warranty, or covenant of INFOCURE:

       6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties made by INFOCURE herein as of the date of this Agreement shall be true and correct in all material respects on the Closing with the same effect as though made on the Closing; INFOCURE AND RIA shall each have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it on or prior to the Closing; and INFOCURE shall have delivered to the Shareholders a certificate of an officer of INFOCURE in substantially the form attached hereto as Exhibit 6.1, dated the Closing, certifying as to the fulfillment of the foregoing conditions.

       6.2 OPINION OF COUNSEL TO INFOCURE. An opinion of Glass, McCullough, Sherrill & Harrold LLP, counsel to INFOCURE, dated the Closing, reasonably satisfactory in all respects to the Shareholders substantially in the form attached as Exhibit 6.2.

       6.3    PUBLIC OFFERING. The Public Offering shall have commenced.

       6.4 ESCROW AGREEMENT. The parties have entered into the Escrow Agreement in the form attached as Exhibit 2.15.


                                  SECTION VII.
                                 OTHER COVENANTS

       7.1 CONDUCT OF BUSINESS. From the date hereof to the Closing, except as otherwise consented to or approved by INFOCURE in writing, the Shareholders hereby covenant and agree that they shall cause Company:

              (a) Maintain Corporate Existence, Etc. (i) to conduct the Business in a diligent manner, consistent with past management practices, including maintaining adequate personnel to maintain, develop, enhance, support and market the Software; (ii) to market and license the Software and Distributor Software and Hardware to end users, and with the written consent of INFOCURE, to distributors; and (iii) grant non-exclusive licenses of the Software and Distributor Software to end users pursuant to its standard end user license agreement at its standard fees.

              (b) Disposition of Assets. Not to sell or otherwise dispose of any asset except for the granting of non-exclusive licenses as permitted pursuant to paragraph 7.1(a).

              (c) Full Access. To afford to INFOCURE, and to its counsel, accountants and other authorized representatives, full access to the facilities, contracts, books, records, Software, key personnel and public accountants of Company during normal business hours upon reasonable prior notice; and to cause its officers and employees to promptly furnish such additional financial and operating data and other information as INFOCURE or its authorized representatives shall from time to time reasonably request.

       7.2 STANDSTILL AGREEMENT. Each SHAREHOLDER DESIGNATED BY INFOCURE AGREES TO EXECUTE A STANDSTILL AGREEMENT WHICH PROVIDES THAT THE Shareholder agrees not to sell or otherwise dispose of any shares of common stock of INFOCURE acquired pursuant to this Agreement for a period NOT TO EXCEED NINE (9) months following the Public Offering without the prior written consent of INFOCURE AND ITS UNDERWRITERS. THE AGREEMENT REFERENCED in this paragraph 7.2 is intended to benefit INFOCURE and its underwriters and may be enforced by any of them.


                                  SECTION VIII.
                          CONFIDENTIALITY AND SECURITY

       8.1    CONFIDENTIALITY

              (a) The parties acknowledge that information, documents and materials regarding each other have been exchanged under a confidentiality understanding. The provisions of this Section VIII reflect the understanding with respect to, and shall govern, all such exchanges and the permitted use and disclosure by a party or its Affiliate hereafter of any confidential information and trade secrets of the other party, regardless of when acquired. Each party hereto hereby agrees that all information, documents and materials the party ("Recipient") received heretofore and receives or obtains hereafter from any other party or its Affiliate ("Owner") shall be considered valuable assets of the Owner and shall at all times be treated by the Recipient and the officers, directors, employees and agents of the Recipient as confidential information or trade secrets of the Owner if so identified as such or which under the circumstances surrounding disclosure ought to be treated as confidential information or trade secrets of the Owner. Each party hereto, as a Recipient, hereby agrees that it shall not hereafter (and shall use commercially reasonable efforts to ensure that its Affiliates, officers, directors, employees and consultants do not) in any manner, directly or indirectly (i) transmit, disclose or otherwise communicate or make available any such confidential information or trade secrets to any third party, or (ii) use the same for its own account or for the benefit of any third party, other than as permitted by this Agreement; or (iii) make any copies of any such confidential information or trade secrets except as is necessary to perform its obligations or exercise its rights hereunder. The parties each agree not to reverse engineer or reverse compile the computer software of any other party hereto.

              (b) Each party hereto, as a Recipient, hereby shall take all commercially reasonable actions necessary or desirable, including with respect to its officers, directors, employees and all other authorized persons having access to the confidential information or trade secrets of the Owner, to satisfy its obligations to protect and maintain the confidentiality and security of such confidential information or trade secrets, including the source code of the Software.

              (c) It is recognized and acknowledged between the parties hereto that the covenants respecting confidentiality set forth in this Section VIII hereof are essential elements of this Agreement and shall continue after the Closing or the termination of this Agreement for any reason. Each party further acknowledges that the Owner of the confidential information and trade secrets may have no adequate remedy at law if the Recipient shall violate the terms thereof. In such event, the Owner shall have the right, in addition to any other rights and remedies it may have, to obtain in any court of competent jurisdiction injunctive relief or other equitable relief with regard to any breach or threatened breach thereof or otherwise specifically enforce the provisions of this Agreement without proof of actual damages.

              (d)    The parties each agree as follows:

                     (i) Confidential information or trade secret of the Owner that is disclosed to Recipient or to which Recipient obtains access shall not be disclosed by Recipient to others, except to directors, officers, employees and consultants of the Recipient having a need to know in connection with the consideration and/or consummation of the transactions contemplated herein and Recipient shall be responsible for such other person's compliance with the confidentiality obligations of this Section VIII.

                     (ii) The Recipient, when receiving such confidential information or trade secrets from the Owner, shall protect such confidential information and trade secrets with the same degree of care that Recipient regularly employs to safeguard its own confidential information or trade secret of like importance from unauthorized use or disclosure.

                     (iii) The rights and obligations of the parties with respect to all such confidential information and trade secrets of the Owner that is disclosed and subject to this Agreement shall survive termination of this Agreement and shall remain in effect for a period of five (5) years from the date of this Agreement; provided, however, that the expiration of the above five
(5) years shall not affect any rights of the parties with respect to patents, trademarks, copyrights and trade secrets and trade secrets shall be protected by this Section VIII as long as they may be legally protected or constitute a trade secret.

                     (iv) Any portion of such Owner's confidential information or trade secret that:

                            (A)    is rightfully received from a third party who
has a lawful right to disclose it without accompanying markings or disclosure restrictions;

                            (B)    is independently developed by employees of
the Recipient who have not had access to such confidential information or trade secret;

                            (C)    is or becomes publicly available through no
wrongful act of the Recipient;

                            (D)    is already known by the Recipient as
evidenced by documentation bearing a date prior to the first date of disclosure by the Owner; or

                            (E)    is approved for release in writing by the
President of the Owner;

is not entitled to the protection provided in this Section VIII, except for patent, trademark and copyright protection as provided by law.

                     (e) Confidential information and trade secrets of Company have been and will be used by INFOCURE only in connection with its evaluation of Company and the decision to acquire the capital stock of Company and confidential information and trade secrets of INFOCURE have been and will be used by them and the Shareholder only in furtherance of the Merger as contemplated herein.

                     (f) Notwithstanding the foregoing, nothing herein shall restrict the right of either party to disclose such confidential information or trade secret that is disclosed pursuant to a judicial or administrative order, but only to the extent so ordered, provided, however, that the party receiving such order shall notify the other party of such order in sufficient time to permit such other party to intervene in response to such order.

                     (g) All such confidential information and trade secrets and copies thereof of Owner shall remain the property of the Owner. All such written confidential information and trade secrets, and any copies thereof, shall be promptly returned to the Owner upon written request, or destroyed at the Owner's options. All reports and other documents prepared by a Recipient containing any such confidential information or trade secrets shall be destroyed at the Owner's written request and the Recipient shall so certify to Owner upon Owner's request that it has been destroyed. The restrictions on disclosure and use shall survive the return and destruction of such written confidential information and trade secrets, reports and other documents and the Closing of the transactions contemplated by this Agreement.

                     (h) Upon the Closing, all trade secrets and confidential information owned by Company shall be deemed to be owned by INFOCURE as of the Closing for purposes of this Agreement, including this Section VIII.

                     (i)    Notwithstanding the foregoing, nothing in this
Section VIII shall restrict the disclosure of any confidential information in any registration statement filed with the Securities and Exchange Commission in contemplation of the Public Offering, including the prospectus which is a part thereof, and the public distribution of the prospectus, including preliminary prospectuses and registration statement.


                                   SECTION IX.
                                 INDEMNIFICATION

       9.1    INDEMNIFICATION BY THE SHAREHOLDERS.

              (a) The Shareholders hereby agree, jointly and severally, to indemnify and hold INFOCURE, RIA and THEIR successors (collectively "INFOCURE" for purposes of this Section IX only) harmless at all times from and after the Closing, against and in respect of the following:

                     (i) All losses, liabilities, costs and damages, including without limitation, interest, penalties and fines, resulting from any
(a) breach of a representation or warranty of the Shareholders set forth herein or (b) non-fulfillment of any agreement or covenant, on the part of the Shareholders set forth herein.

                     (ii) All expenses, including reasonable attorney fees, arising from or incurred in connection with suits, proceedings, decrees or judgments incident to any of the foregoing.

All losses, liabilities, costs, damages and expenses for which indemnification is provided in this paragraph 9.1 are collectively referred to as " INFOCURE Losses".

              (b) The period during which INFOCURE must give notice in writing to the Shareholders of claims for indemnification hereunder shall expire on June 30, 1998 except that such period shall be extended to the applicable statute of limitations plus thirty (30) days with respect to claims (i) for unpaid taxes and failure to file required tax reports, including related interest, penalties and fines ("Tax Claims"), (ii) for breaches of Section VIII, and (iii) for breaches of any covenant or obligation which first arises after the Closing.

              (c) Interest at the prime rate as quoted in The Wall Street Journal shall accrue on all amounts to be indemnified from the date of the Closing to the date of payment by the Shareholders, or if payment of an INFOCURE Loss is made after the Closing by INFOCURE, from the date of such payment by INFOCURE to the date of indemnification by the Shareholders.

              (d) The total liability of the Shareholders under this Section IX shall not exceed the consideration received or to be received by the Shareholders pursuant to Section II.

              (e) In the event that any third party asserts an action or claim as to which INFOCURE is entitled to indemnification hereunder, INFOCURE shall notify the Shareholders in writing of any such asserted liability with reasonable promptness, and the

Shareholders shall have a right to compromise or defend any such matter involving such asserted liability, through counsel of its own choosing who shall be subject to the approval of the INFOCURE, which approval will not be unreasonably withheld, at the expense of the Shareholders; provided, however, that the Shareholders shall indemnify INFOCURE against any costs and damages resulting from the failure of the Shareholders to defend or pay such claims. In the event the Shareholders shall notify INFOCURE in writing promptly of the intention of the Shareholders to do so, INFOCURE shall cooperate with the Shareholders and their counsel in the compromising of or the defending against any such liabilities or claims, at the expense of the Shareholders and provide the Shareholders with reasonable access to the books and records of Company to the extent necessary for the compliance with any document request and the reasonable defense of such claim.

              (f) INFOCURE shall be entitled to payment hereunder only if and to the extent the aggregate INFOCURE Losses under this Agreement exceed Thirty-Five Thousand Dollars ($35,000).

              (g) The amount of any Loss shall be reduced by amounts received by the INFOCURE under any policy of insurance maintained by Company prior to the Closing. Amounts received from any such policy of insurance after the receipt of payment of any Loss from the Shareholders shall be promptly reimbursed to the Shareholders.

       9.2    INDEMNIFICATION BY INFOCURE

              (a) INFOCURE hereby agrees to indemnify and hold the Shareholders harmless at all times from and after the Closing, against and in respect of the following:

                     (i) All losses, liabilities, costs and damages, including without limitation, interest, penalties and fines, resulting from any
(a) breach of a representation or warranty of INFOCURE set forth herein or (b) non-fulfillment of any agreement or covenant, on the part of INFOCURE set forth herein.

                     (ii) All expenses, including reasonable attorney fees, arising from or incurred in connection with suits, proceedings, decrees or judgments incident to any of the foregoing.

All losses, liabilities, costs, damages and expenses for which indemnification is provided in this paragraph 9.2 are collectively referred to as "Shareholder Losses".

              (b) The period during which the Shareholders must give notice in writing to INFOCURE of claims for indemnification hereunder shall expire on June 30, 1998 except that such period shall be extended to the applicable statute of limitations for breaches of Section VIII and for breaches of any covenant or obligation which first arises after the Closing.

              (c) Interest at the prime rate as quoted in The Wall Street Journal shall accrue on all amounts to be indemnified from the date of the Closing to the date of payment by INFOCURE, or if payment of a Shareholder Loss is made after the Closing by the Shareholder, from the date of such payment by any Shareholder to the date of indemnification by INFOCURE.

              (d) The total liability of INFOCURE under this Section IX shall not exceed the consideration received or to be received by the Shareholders pursuant to Section II.

              (e) In the event that any third party asserts an action or claim as to which the Shareholders are entitled to indemnification hereunder, the Shareholders shall notify INFOCURE in writing of any such asserted liability with reasonable promptness, and INFOCURE shall have a right to compromise or defend any such matter involving such asserted liability, through counsel of its own choosing who shall be subject to the approval of the Shareholders, which approval will not be unreasonably withheld, at the expense of INFOCURE; provided, however, that INFOCURE shall indemnify the Shareholders against any costs and damages resulting from the failure of INFOCURE to defend or pay such claims. In the event INFOCURE shall notify the Shareholders in writing promptly of the intention of INFOCURE to do so, the Shareholders shall cooperate with INFOCURE and its counsel in the compromising of or the defending against any such liabilities or claims, at the expense of INFOCURE and provide INFOCURE with reasonable access to the books and records of the Company to the extent necessary for the compliance with any document request and the reasonable defense of such claim.

              (f) The Shareholders shall be entitled to payment hereunder only if and to the extent the aggregate of Shareholder Losses under this Agreement exceed Thirty Five Thousand Dollars ($35,000).

              (g) The amount of any Shareholder Loss shall be reduced by amounts received by the Shareholders under any policy of insurance. Amounts received from any such policy of insurance after the receipt of payment of any Shareholder Loss from INFOCURE shall be promptly reimbursed to INFOCURE.

       9.3 REIMBURSEMENT. INFOCURE or Shareholders, as the case may be, shall be reimbursed promptly for any Shareholder Loss or INFOCURE Loss for which it is to be indemnified under paragraph 9.1 or 9.2. INFOCURE and the Shareholders shall have the right to set off and deduct any INFOCURE Loss or Shareholder Loss, as the case may be, against the amount of any obligation of such person however arising to the other person. In the event of any dispute as to the right to set off or deduction of any amount or the amount of the INFOCURE or Shareholder Loss, the dispute shall be resolved as provided in paragraph 9.5. If Shareholder reimburses INFOCURE for a breach of the warranties and representations set forth in paragraph 3.7, INFOCURE shall assign all such uncollected receivables to the Shareholders without further consideration.

       9.4 CLAIMS. Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates for which the indemnifying party has not elected to compromise or defend as set forth in paragraph 9.1(e) or 9.2(e), the party to be indemnified, on not less than fifteen (15) days' notice to the other, may make settlement of such claim, and such settlement shall be binding on the Shareholders and INFOCURE for the purposes of this Section IX; provided, however, that if within said fifteen (15) day period the Shareholders shall have requested the other party to contest any such claim at the expense of the Shareholders and has provided reasonable assurances of the ability of the parties to pay such expenses and other losses should such occur, the indemnified party will promptly comply and the indemnifying party shall have the right to defend on their own behalf with counsel of their own choosing at their expense. Any payment or settlement resulting from such contest, together with the total expense thereof, shall be binding on the Shareholders and INFOCURE for the purposes of this
Section IX. Failure to give notice shall not constitute a defense, in whole or in part, to any claim by the INFOCURE except and only to the extent that such failure to do so shall result in material prejudice to the Shareholders.

       9.5 RESOLUTION OF DISPUTES. In the event of any dispute between INFOCURE and the Shareholders over any claim by or on behalf of INFOCURE or the Shareholders for indemnification under this Section IX and the parties are unable to resolve such dispute, either party may submit the dispute to binding arbitration as hereinafter provided. The arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The arbitration shall be held before three arbitrators, unless the amount in dispute is less than One Hundred Thousand Dollars ($100,000), in which event the arbitration shall be held before one arbitrator. In the event the arbitration is to be held before three arbitrators, the Shareholders and INFOCURE shall each appoint one arbitrator within thirty (30) days of the receipt of notice by the party commencing the arbitration which includes a copy of the petition filed with the AAA. The arbitrators shall select the third arbitrator. In the event the two arbitrators fail to do so within fifteen (15) days of their appointment or in the event a party hereto fails to designate an arbitrator or in the event only one arbitrator is to be appointed, such arbitrator(s) shall be appointed by the AAA. The arbitrator(s) shall be knowledgeable in the business of software distribution. All decisions by the arbitrators shall be by majority vote of the arbitrators. The award of the arbitrator(s) shall be binding on the parties hereto and such awards may be entered in any applicable court. The arbitration and all hearings in connection therewith shall be held in Georgia. The arbitrator(s) shall have no authority to award punitive damages or any other awards other than as herein contemplated. Notwithstanding the foregoing, the parties hereto may seek in a court proceeding a restraining order, or a preliminary or permanent injunction as permitted by law or equity whenever applicable to enjoin the unauthorized use of the confidential information or trade secret of a party hereto or as otherwise provided herein. All parties hereto agree to service by mail in any such proceedings.


                                   SECTION X.
                             COVENANT NOT TO COMPETE

              (a) For a period of five (5) years following the Closing, each of Ron Vagle and Brad Schraut agrees that he will not, directly or indirectly, including through an Affiliate, own, manage, operate, control, be engaged in, or participate in the ownership, management, operation, or control of or be connected in any manner or have any other direct or indirect financial interest in any business, firm, person, partnership, corporation, or concern which is engaged in any business of the type and character which is competitive with the Business which is being acquired by INFOCURE in the United States. The Shareholders acknowledge that the Business is conducted throughout the United States.

              (b)    Notwithstanding the covenants contained in subparagraph
(a), the Shareholders shall not be prohibited from owning less than 5% of any class of equity securities of a company which is listed on a recognized stock exchange or for which prices are quoted on the National Association of Securities Dealers Automated Quotation System.

              (c)    During the non-compete period set forth in subparagraph
(a), each Shareholder in any capacity will not suggest, urge or persuade any user of the Software not to purchase or not to do business with INFOCURE or the successor of the Business or solicit the employment of any employee of Company or its successor.

              (d) Each state of the United States and each month of time covered by this covenant not to compete shall be deemed a severable unit, and should any court determine that the inclusion of all such states or months would render any such undertaking unreasonable or unenforceable for any reason, those units which are necessary in the judgment of the court to be deleted in order to render such undertaking reasonable and enforceable shall be deemed free of such non-compete undertaking but such undertaking shall remain in full force and effect as to each other unit of territory or time.

              (e) Each Shareholder agrees that in addition to any other rights and remedies available to INFOCURE for any breach by a Shareholder of his obligations under this Section X, INFOCURE shall be entitled to enforcement of such obligations hereunder by court injunction or other equitable remedy and the Shareholders in such proceeding will not urge that INFOCURE has an adequate remedy at law.


                                   SECTION XI.
                           TERMINATION AND ABANDONMENT

       11.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated at any time and the acquisition of the Company Shares as herein contemplated abandoned at any time prior to the Closing without liability of any party to any other party, except for breaches of warranties, representations, and covenants set forth in this Agreement which are within the control of the defaulting or non-performing party, under the following circumstances:

              (a) The mutual written agreement of INFOCURE, Company, and the Shareholders;

              (b) By INFOCURE if the Closing has not occurred before JUNE 30, 1997 because all conditions to the obligations of INFOCURE have not been satisfied or waived or because the Shareholders have not made all required deliveries pursuant to Section V;

              (c) By the Shareholders if the Closing has not occurred before JUNE 30, 1997 because all conditions to the obligations of the Shareholders have not been satisfied or waived or because INFOCURE has not made all required deliveries pursuant to Section VI; and

              (d) Any party may terminate by written notice to the other if any action or proceeding shall have been instituted before any court or other governmental body or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any public authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such proposed transactions ("Governmental Objection"), and such action or proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded before JUNE 30, 1997.

       11.2 RIGHTS AND OBLIGATIONS ON TERMINATION. If this Agreement is terminated and abandoned as provided in this Section XI, each party will, at the request of the other, return all documents, work papers, and other material of the requesting party, including all copies thereof, relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not be governed by the confidentiality obligations of
Section VIII and shall at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information except as may be required by law; provided, however, that this shall not apply to any document, work paper, material, or any other information which is a matter published in any publication for public distribution or filed as public information with any governmental authority or is otherwise in the public domain.


                                  SECTION XII.
                            MISCELLANEOUS PROVISIONS

       12.1 INVESTIGATIONS; SURVIVAL OF WARRANTIES. The respective representations, warranties and covenants of the Shareholders and INFOCURE contained herein or in any certificates or other documents delivered prior to or on the Closing shall not be deemed waived or otherwise affected by any investigations made by any party hereto. Each and every representation, warranty and covenant of the Shareholders and INFOCURE, and the indemnification provisions set forth in Section IX hereof, shall survive the Closing and remain operative in full force and effect as provided in Section IX.

       12.2 HEADINGS. The paragraph captions and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect its meaning or interpretation.

       12.3 FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, including requests made after the Closing.

       12.4 FORCE MAJEURE. A party hereto shall not be liable for failure or delay in performing any of the party's obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, but not limited to, Acts of God, war, insurrection, fire, flood, accident, earthquakes, labor strikes, or inability to obtain materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

       12.5 CUMULATIVE REMEDIES. Except as herein provided and subject to any applicable limitation herein provided, the parties shall have all remedies for breaches of this Agreement available to them provided by law or equity.

       12.6 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto regarding the acquisition of the BUSINESS BY INFOCURE and related matters as set forth in this Agreement AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, INCLUDING THE STOCK PURCHASE AGREEMENT AMONG INFOCURE AND THE SHAREHOLDERS HERETOFORE ENTERED INTO. No representations or agreements, whether written or oral, other than those contained or referenced herein, shall be binding on the parties. This Agreement may not be amended or modified except in a writing signed by all of the parties hereto.

       12.7 SPECIFIC PERFORMANCE. This Agreement may be specifically enforceable in accordance with applicable principles of law and equity. The parties hereby acknowledge that it is impossible to measure the monetary damages which would result from a party's failure to perform any obligation imposed upon such party by this Agreement. Therefore, if any party hereto should institute an action or proceeding to enforce the provisions hereof, any other party against whom such action or proceeding is thereby brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any action or proceeding the claim or defense that an adequate remedy at law exists.

       12.8 NOTICES. All notices or other communications required or permitted to be given hereunder shall be given in writing to the address of the party set forth below their signature to this Agreement or to such other last authorized address/telecopier number of the intended recipient provided in writing to the party giving such notice, and shall be deemed to have been duly given on (i) the date of receipt if personally delivered or delivered by overnight courier, (ii) five (5) business days after posting if transmitted by postage prepaid registered or certified mail (return receipt requested), or (iii) the date of transmission if transmitted by telecopy (with postage prepaid registered or certified mail confirmation) to the party to whom such notice or communication is being given. Any party hereto may change such party's address or the person to whom notice is given for purposes hereof by written notice to the other parties. Such notices are effective only upon receipt.

       12.9 NON-WAIVER OF DEFAULT. Any failure by any party hereto at any time or from time to time to enforce and/or require strict compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition. All waivers hereunder must be in writing executed by the party waiving the right. The consummation of the transactions with knowledge of a breach of a warranty, representation or covenant shall not constitute a waiver of any such warranty, representation or covenant.

       12.10 PARTIAL INVALIDITY. If any term or provision of this Agreement, not essential to the basic purposes of the transactions contemplated herein, shall be held to be illegal, invalid or unenforceable by a court or arbitrator of competent jurisdiction, it is the intention of the parties hereto that (i) the remaining terms hereof shall constitute the agreement with respect to the subject matter hereof, (ii) all such remaining terms shall remain in full force and effect and shall be deemed to constitute the entirety of this Agreement as though such illegal, invalid or unenforceable provision had never been part hereof, and (iii) such illegal, invalid, or unenforceable provision shall be construed as closely as possible to the parties' original intent in order to render such provision legal, valid, or enforceable, as applicable.

       12.11 DUPLICATE ORIGINALS. For the convenience of the parties hereto, any number of counterparts hereof may be executed, and such counterparts, taken together, shall be deemed one and the same original.

       12.12 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Shareholders and INFOCURE and their successors and assigns. INFOCURE may on or prior to the Closing designate a subsidiary as the party to acquire the Company Stock; provided, however, INFOCURE shall remain liable to the Shareholders for any breach of INFOCURE'S warranties, representations and covenants contained herein.

       12.13 FEES AND EXPENSES. Each party hereto shall pay all expenses which that party has incurred, including attorneys' and accountants' fees, in connection with this Agreement and the transactions contemplated hereby.

       12.14 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect and performance.

       12.15 COUNTERPARTS AND EXHIBITS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Disclosure
Schedule is made a part of this Agreement.

       12.16 PUBLICITY. The Shareholders shall make no public announcement of the entering into of this Agreement or the terms and conditions hereof without the prior written consent of INFOCURE thereto. The Shareholders acknowledge that INFOCURE may be required or deem it desirable to make and as part of the proposed Public Offering may make such public disclosure of the execution of this Agreement and the terms and conditions hereof at any time hereafter. With respect to any disclosure prior to the Closing, INFOCURE shall provide the Shareholders with a copy of any such disclosure promptly after it is made and, to the extent practical, will review any proposed press release with Company before it is released. After the Closing, the parties shall have no obligations to the other under this paragraph 12.16.

       12.17 SHAREHOLDERS' REPRESENTATIVE. By the execution and delivery of the Agreement by the Shareholders, including counterparts thereof, each Shareholder irrevocably constitutes and appoints Brad Schraut as the true and lawful agent and attorney-in-fact of such Shareholder ("Shareholders' Representative") with full powers of substitution to act in the name, place and stead of such Shareholder with the following powers:

              (a) To receive, hold and deliver to INFOCURE the certificates or instruments evidencing the common stock of Company owned by Shareholders, accompanied by executed stock powers, signature guarantees, and any other documents relating thereto on behalf of the Shareholders, including the power to endorse and present any such certificate or stock power or instruments on behalf of the Shareholders;

              (b) To execute and deliver all ancillary agreements, certificates, and documents which the Shareholders' Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement;

              (c) To receive and provide instructions for all payments and other deliveries made pursuant to this Agreement and other funds payable for and on behalf of the Shareholders;

              (d) To act for the Shareholders with regard to all indemnification matters referred to in this Agreement including, without limitation, the power to consent to settlement of claims and the power to compromise any claim on behalf of each such Shareholder;

              (e) To enter into the Escrow Agreement and to serve as the agent of the Shareholders with respect to all matters thereunder, and to terminate, amend or waive any provision of the Escrow Agreement and to pay any expenses reasonably incurred by the Escrow

Agent or Shareholders' Representative in connection with the Escrow Agreement or matters arising thereunder;

              (f) To negotiate, terminate, amend or waive any provision of this Agreement and to incur expenses (including fees of attorneys and accountants) in any way relating to this transaction or any indemnification proceedings relating thereto and deduct such expenses from amounts otherwise payable to the Shareholders; and

              (g) To do or refrain from doing any further act or deed on behalf of the Shareholders which the Shareholders' Representative deems necessary or appropriate in their sole discretion relating to the subject matter of this Agreement as fully and completely as any Shareholder could do if personally present.

The appointment of the Shareholders' Representative shall be deemed coupled with an interest and shall be irrevocable and the INFOCURE may conclusively and absolutely rely, without inquiry, upon any actions of the Shareholders' Representative evidenced by a writing as the act of the Shareholder in all matters referred to in this Agreement and the Escrow Agreement. With respect to each Shareholder who is a natural person, the authority conferred by such Shareholder shall not be revoked by such Shareholder's death or physical or mental disability. In the event Shareholders' Representative refuses to serve as Shareholders' Representative or service in such capacity is terminated for any reason, a successor Shareholders' Representative may be designated by a writing executed by the Shareholders who held a majority of the common stock of Company listed on Exhibit 3.01(f) of the Disclosure Schedule. The Shareholders' Representative shall not be responsible to the Shareholders for any loss or damage the Shareholders may suffer by reason of the performance of the Shareholders' Representative of his duties under this Agreement, other than loss or damage arising from willful violation of law or gross negligence in the performance of his duties under this Agreement.


                                            BUYER:

                                            INFOCURE CORPORATION



                                            By:
                                               --------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                            ADDRESS FOR NOTICE:

                                            Address: 2970 Clairmont Road,
                                                     Suite 950
                                                     Atlanta, Georgia 30329

                                            Telecopy No.: 404-636-7525

                                            Attention: Frederick L. Fine,
                                                       Chief Executive Officer



                                            RIA:

                                            R I ACQUISITION CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                            ADDRESS FOR NOTICE:

                                            ADDRESS:
                                                     --------------------------

                                                     --------------------------

                                            TELECOPY NO.:
                                                         ----------------------
                                            ATTENTION:
                                                       ------------------------

                                            ROVAK:

                                            ROVAK, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                            ADDRESS FOR NOTICE:

                                            ADDRESS:
                                                    ---------------------------

                                                    ---------------------------

                                            TELECOPY NO.:
                                                         ----------------------
                                            ATTENTION:
                                                      -------------------------

                             SHAREHOLDERS:



                             -----------------------------------
                             Ronald M. Vagle

                             ADDRESS FOR NOTICE: 1372 Tamberwood Trail
                                                 Woodbury, MN 55125

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------



                             -----------------------------------
                             Melvin C. Vagle

                             ADDRESS FOR NOTICE: 7906 Pinehurst Road
                                                 Woodbury MN 55125

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------



                             -----------------------------------
                             Brad E. Schraut

                             ADDRESS FOR NOTICE: 8645 Lake Jane Trail North
                                                 Lake Elmo, MN 50042

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------



                             -----------------------------------
                             Thomas E. Hawksford

                             ADDRESS FOR NOTICE: 463 West Omaha Road
                                                 Hudson, WI 54106

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------

                             ------------------------------------------------
                             Sherry J. (Passa) Schraut

                             ADDRESS FOR NOTICE: 8645 Lake Jane Trail North
                                                 Lake Elmo, MN 50042

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------



                            ------------------------------------------------
                             Jay P. Malmquist

                             ADDRESS FOR NOTICE: 5415 SW Westgate Drive
                                                 Portland, OR 97221

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------



                            ------------------------------------------------
                             Richard Horsfall

                             ADDRESS FOR NOTICE: 3 Hemlock
                                                 Flanders, NJ 07836

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                         -------------------



                            ------------------------------------------------
                             Patrick Chaney

                             ADDRESS FOR NOTICE: 830 West High Street #301
                                                 Lima, OH 45801

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------

                             ------------------------------------------------
                             Erik E. Vagle

                             ADDRESS FOR NOTICE: 2516 Lincoln Street
                                                 Minneapolis, MN 55418

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------



                             ------------------------------------------------
                             Joe Winkelman

                             ADDRESS FOR NOTICE: 512 - 77th Street, West
                                                 Eagan, MN 55121

                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------


                             ------------------------------------------------
                             Wade Vagle

                             ADDRESS FOR NOTICE:


                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------



                             ------------------------------------------------
                             Laurie Horsfall

                             ADDRESS FOR NOTICE:


                             Telecopy:
                                       ---------------------
                             Tax ID No.:
                                        --------------------